                                    FORM 8-K


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 26, 2004



                           DUSA PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)


  NEW JERSEY                        0-19777                         22-3103129
(State or other                                                   (IRS Employer
jurisdiction of                   (Commission                     Identification
 incorporation)                   File Number)                        Number)


                                 25 UPTON DRIVE
                         WILMINGTON, MASSACHUSETTS 01887
          (Address of principal executive offices, including ZIP code)

                                 (978) 657-7500
              (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS.

         DUSA Pharmaceuticals, Inc., (the "Company"), announced today that it has commenced commercial production of the Levulan(R) Kerastick(R) at its Wilmington manufacturing facility. The Company expects that initial commercial product from the Wilmington facility will be available for distribution during the second quarter of 2004. The Company also announced the reacquisition of Canadian product rights and that the commercial launch of its products in Canada is expected to occur in 2004. Lastly, the Company has announced that it has decided to expand its direct sales force. The total number of new representatives has not yet been determined.

Except for historical information, this report contains certain forward-looking statements that involve known and unknown risks and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to the Company's intention to insure supply, its expectation that product from its manufacturing plant will be available during the second quarter of 2004 and the timing of the commercial launch of the Company's products in Canada. Such risks and uncertainties include, but are not limited to, limited experience manufacturing commercial quantities, changing market and regulatory conditions, limited sales and marketing resources and experience in the United States and a lack of resources and experience in the Canadian market, the impact of competitive products and pricing, continuing regulatory approval and market acceptance of our products, the ability of DUSA to develop a market for the products, maintenance of DUSA's patent portfolio and other risks identified in our SEC filings from time to time.

ITEM 7. FINANCIAL STATEMENTS AND OTHER EXHIBITS.

[99]     Press Release dated February 26, 2004.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         DUSA PHARMACEUTICALS, INC.



Dated:  February 26, 2004                By:      /s/ D. Geoffrey Shulman
                                             ----------------------------------
                                             D. Geoffrey Shulman, MD, FRCPC
                                             President, Chief Executive Officer